Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, GREGG W. ROBERTSON, hereby appoint each of Deanna L. Spooner, H. Gregory Nasky and Karyn R. Okada as my attorneys in fact to : (1) execute for and on my behalf, in my capacity as Director or Officer of Cyanotech Corporation (the “Company”) and as a beneficial owner of securities of the Company while also serving as officer or director, the Regulation D, Forms 3, Forms 4 and Forms 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder: (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Regulation D, Forms 3, Forms 4 and Forms 5, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and Forms 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 9th day of April, 2010.

/s/ Gregg W. Robertson
Gregg W. Robertson

STATE OF Hawaii	)
) SS.
CITY & COUNTY OF Honolulu	)

On April 9th, 2010, before me personally appeared Gregg W. Robertson, to me known to be the person described in and who executed the foregoing Power of Attorney, and acknowledged that he executed it as his free act and deed.

/s/ Camille D. Adams

Print name:	Camille D. Adams
Notary Public, State of Hawaii

My Commission expires:	APR - 9 2010

Doc. Date:	4-9-10	# Pages.	2
Camille D. Adams		First Circuit
Doc. Description:	Power of Attorney

/s/ Camille D. Adams			4-9-10
Notary Signature			Date
NOTARY CERTIFICATION